Exhibit 99.(n)

MORGAN STANLEY INSTITUTIONAL FUND TRUST

Rule 18f-3
Amended and Restated Multiple Class Plan

Morgan Stanley Institutional Fund Trust (the “Fund”), a registered investment company that currently consists of a number of separately managed portfolios, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), in offering multiple classes of shares in each portfolio listed on Schedule A hereto (each a “Portfolio”).

Effective September 9, 2013, the Class P and Class H shares of the Portfolios were renamed as Class A shares.

A. Attributes of Share Classes

1.              The rights of each class of shares of the Portfolios shall be as set forth in the respective Certificate of Class Designation for each class (each a “Certificate”) as each such Certificate is approved by the Fund’s Board of Trustees and as attached hereto as Exhibits.

2.              With respect to each class of shares created hereunder, each share of a Portfolio will represent an equal pro rata interest in the Portfolio and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in each Portfolio’s Prospectus; (iii) each class will separately bear any distribution or shareholder service fees that are payable in connection with a distribution and/or shareholder services plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “12b-1 Plan”), and separately bear any service fees (“service fees”) that may be paid for the provision of “personal service and/or the maintenance of shareholder accounts as provided for in Section 2830(b)(9) of the Financial Industry Regulatory Authority (“FINRA”) Conduct Rules, which are not contemplated by or within the scope of the 12b-1 Plan; (iv) each class may bear the expenses of the Portfolio’s operations which are directly attributable to such class, to the extent consistent with Rule 18f-3, guidance by the Securities and Exchange Commission, and, to the extent relevant, guidance issued by the Internal Revenue Service (“Class Expenses”); and (v) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a 12b-1 Plan or service agreement relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B. Expense Allocations

Expenses incurred by a Portfolio are allocated among the various classes of shares pro rata based on the net assets of the Portfolio attributable to each class, except that 12b-1 fees, service fees, sub-accounting fees or Class Expenses relating to a particular class are allocated directly to that class.

C. Amendment of Plan

This Plan must be amended to properly describe (through additional exhibits hereto) each new class of shares upon its approval by the Board.

The Board of Trustees of the Fund, including a majority of the Trustees who are not “interested persons” of the Fund as defined in the 1940 Act, must approve any material amendment of the Plan as it relates to any class of any Portfolio covered by the Plan. In approving any material amendment to the Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Fund, must find that the amendment is in the best interests of each class individually and the Fund as a whole.

EXHIBIT A

MORGAN STANLEY INSTITUTIONAL FUND TRUST
CERTIFICATE OF CLASS DESIGNATION

Class I Shares

1. Class-Specific Distribution Arrangements; Other Expenses

Class I shares are sold without a sales charge and are not subject to any Rule 12b-1 fees or service fees.

2. Eligibility of Purchasers

Class I shares generally require a minimum initial investment of $5,000,000.

3. Exchange Privileges

You may exchange Class I shares of a Portfolio for the same Class of shares of any “Morgan Stanley Multi-Class Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee.  In addition, you may exchange Class I shares of a Portfolio for shares of a “Morgan Stanley Money Market Fund” (as such term is defined in each Portfolio’s Prospectus) or for Advisor Class shares of Morgan Stanley Limited Duration U.S. Government Trust, if available, without the imposition of an exchange fee.  Exchanges are effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.

4. Voting Rights

Each Class I shareholder will have one vote for each full Class I share held and a fractional vote for each fractional Class I share held. Class I shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class I (such as a 12b-1 plan or service agreement relating to Class I), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class I shareholders differ from the interests of holders of any other class.

5.  Conversion Features

Morgan Stanley Investment Management Inc. may convert Class I shares into Class IS shares (if available), provided that following the conversion the shareholder meets the then applicable eligibility requirements for Class IS shares.  Any such conversion will occur at the respective net asset values of the share classes next calculated after such conversion without the imposition of any charge.

EXHIBIT B

MORGAN STANLEY INSTITUTIONAL FUND TRUST
CERTIFICATE OF CLASS DESIGNATION

Class A Shares

1. Class-Specific Distribution Arrangements; Other Expenses

Class A shares are offered with a front-end sales load (“FESL”). The schedule of sales charges applicable to a Portfolio and the circumstances under which the sales charges are subject to reduction or waiver are set forth in each Portfolio’s Prospectus. As stated in each Portfolio’s Prospectus, Class A shares may be purchased at net asset value (without a FESL) in the case of certain large purchases of such shares.  Class A shares purchased at net asset value may be subject to a contingent deferred sales charge (“CDSC”) on redemptions made within eighteen months after purchase. Further information relating to the CDSC, including the manner in which it is calculated, is set forth in paragraph 5 below.  Class A shares are also subject to a 12b-1 shareholder service fee.  The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the Amended and Restated Shareholder Services Plan approved by the Board of Trustees at an annual rate of up to 0.25% of each Portfolio’s average daily net assets attributable to Class A Shares. The shareholder service fee may be paid for the provision of “personal service and/or the maintenance of shareholder accounts” as provided for in Section 2830(b)(9) of the FINRA Conduct Rules, including (i) expenditures for overhead and other expenses of the Distributor and other affiliated and unaffiliated broker-dealers, (ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial advisors and other employees of the Distributor and other affiliated and unaffiliated broker-dealers for the provision of shareholder services.

2. Eligibility of Purchasers

Class A shares generally require a minimum initial investment of $1,000.  The minimum initial investment may be waived for certain limited categories of investors, as disclosed in each Portfolio’s Prospectus.

3. Exchange Privileges

You may exchange Class A shares of a Portfolio for the same Class of shares of any “Morgan Stanley Multi-Class Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee.  In addition, you may exchange Class A shares of a Portfolio for shares of a “Morgan Stanley Money Market Fund” (as such term is defined in each Portfolio’s Prospectus) or for Advisor Class shares of Morgan Stanley Limited Duration U.S. Government Trust, if available, without the imposition of an exchange fee.  Exchanges are effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.  FESCs are not imposed on exchanges of Class A shares.

4. Voting Rights

Each Class A shareholder will have one vote for each full Class A share held and a fractional vote for each fractional Class A share held. Class A shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A (such as a 12b-1 plan or service agreement relating to Class A), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class A shareholders differ from the interests of holders of any other class.

5. Calculation of the CDSC

Any applicable CDSC is calculated based upon the lesser of net asset value of the shares at the time of purchase or at the time of redemption. The CDSC does not apply to amounts representing an increase in share value due to capital appreciation and shares acquired through the reinvestment of dividends or capital gains distributions. The CDSC schedule applicable to a Portfolio and the circumstances in which the CDSC is subject to waiver are set forth in each Portfolio’s Prospectus.

EXHIBIT C

MORGAN STANLEY INSTITUTIONAL FUND TRUST
CERTIFICATE OF CLASS DESIGNATION

Class L Shares

1. Class-Specific Distribution Arrangements; Other Expenses

Class L shares are sold without a sales charge, but are subject to a 12b-1 fee, including a shareholder service fee. The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the Distribution and Shareholder Services Plan approved by the Board of Trustees at an annual rate of up to 0.50% of each Fixed Income Portfolio’s (as designated on Schedule A hereto) average daily net assets and up to 0.75% with respect to each U.S. Equity and Asset Allocation Portfolio’s (as designated on Schedule A hereto) average daily net assets, attributable to Class L shares, of which 0.25% shall be a shareholder services fee. The shareholder services fee may be paid for the provision of “personal service and/or the maintenance of shareholder accounts” as provided for in Section 2830(b)(9) of the FINRA Conduct Rules, including (i) expenditures for overhead and other expenses of the Distributor and other affiliated and unaffiliated broker-dealers, (ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial advisors and other employees of the Distributor and other affiliated and unaffiliated broker-dealers for the provision of shareholder services.

2. Eligibility of Purchasers

Class L shares generally require a minimum initial investment of $1,000.  The minimum initial investment may be waived for certain limited categories of investors, as disclosed in each Portfolio’s Prospectus.

3. Exchange Privileges

You may exchange Class L shares of a Portfolio for the same Class of shares of any “Morgan Stanley Multi-Class Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee.  In addition, you may exchange Class L shares of a Portfolio for shares of a “Morgan Stanley Money Market Fund” (as such term is defined in each Portfolio’s Prospectus) or for Advisor Class shares of Morgan Stanley Limited Duration U.S. Government Trust, if available, without the imposition of an exchange fee.  Exchanges are effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.

4. Voting Rights

Each Class L shareholder will have one vote for each full Class L share held and a fractional vote for each fractional Class L share held. Class L shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class L (such as a 12b-1 plan or service agreement relating to Class L), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class L shareholders differ from the interests of holders of any other class.

EXHIBIT D

MORGAN STANLEY INSTITUTIONAL FUND TRUST

CERTIFICATE OF CLASS DESIGNATION

Class IS Shares

1. Class-Specific Distribution Arrangements; Other Expenses

Class IS shares are sold without a sales charge and are not subject to any Rule 12b-1 fees or service fees.  In addition, no sub-accounting or other similar fees, or any finder’s fee payments are charged or paid, on Class IS shares.

2. Eligibility of Purchasers

Class IS shares are offered only to eligible investors meeting certain minimum investment requirements. To purchase Class IS shares, an investor must meet a minimum initial investment of $10,000,000 or be a defined contribution, defined benefit or other employer sponsored employee benefit plan with minimum plan assets of $250,000,000, whether or not qualified under the Internal Revenue Code, in each case subject to the discretion of the Adviser.  Class IS shares are also offered to certain other limited categories of investors, as disclosed in each Portfolio’s Prospectus.

3. Exchange Privileges

You may exchange Class IS shares of a Portfolio for the same Class of shares of any “Morgan Stanley Multi-Class Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee.  In addition, you may exchange Class IS shares of a Portfolio for shares of a “Morgan Stanley Money Market Fund” (as such term is defined in each Portfolio’s Prospectus) or for Advisor Class shares of Morgan Stanley Limited Duration U.S. Government Trust, if available, without the imposition of an exchange fee.  Exchanges are effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.

4. Voting Rights

Each Class IS shareholder will have one vote for each full Class IS share held and a fractional vote for each fractional Class IS share held. Class IS shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class IS and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class IS shareholders differ from the interests of holders of any other class.

Exhibit E

MORGAN STANLEY INSTITUTIONAL FUND TRUST

CERTIFICATE OF CLASS DESIGNATION

Class C Shares

1.                                      Class-Specific Distribution Arrangements; Other Expenses

Class C shares are sold without a front-end sales charge, but are subject to a 12b-1 fee, including a shareholder service fee. The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the Amended and Restated Distribution and Shareholder Services Plan approved by the Board of Directors at an annual rate of up to 1.00% of each Portfolio’s (as designated on Schedule A hereto) average daily net assets, of which 0.25% shall be a shareholder services fee. The shareholder services fee may be paid for the provision of “personal service and/or the maintenance of shareholder accounts” as provided for in Section 2830(b)(9) of the FINRA Conduct Rules, including (i) expenditures for overhead and other expenses of the Distributor and other affiliated and unaffiliated broker-dealers, (ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial advisors and other employees of the Distributor and other affiliated and unaffiliated broker-dealers for the provision of shareholder services.

Class C shares of a Portfolio generally shall be subject to a contingent deferred sales charge of 1.00% on redemptions made within one year after purchase.  Further information relating to the CDSC, including manner in which it is calculated, is set forth in paragraph 5 below.

2.                                      Eligibility of Purchases

Class C shares generally require a minimum initial investment of $1,000.  The minimum initial investment may be waived for certain limited categories of investors, as disclosed in each Portfolio’s Prospectus.

3.                                      Exchange Privileges

You may exchange Class C shares of a Portfolio for the same Class of shares of any “Morgan Stanley Multi-Class Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee.  In addition, you may exchange Class C shares of a Portfolio for shares of a “Morgan Stanley Money Market Fund” (as such term is defined in each Portfolio’s Prospectus) or for Advisor Class shares of Morgan Stanley Limited Duration U.S. Government Trust, if available, without the imposition of an exchange fee.  Exchanges are effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.

4.                                      Voting Rights

Each Class C shareholder will have one vote for each full Class C share held and a fractional vote for each fractional Class C share held. Class C shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class C (such as a 12b-1 plan or service agreement relating to Class C), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class C shareholders differ from the interests of holders of any other class.

5.                                      Calculation of the CDSC

Any applicable CDSC is calculated based upon the lesser of net asset value of the shares at the time of purchase or at the time of redemption. The CDSC does not apply to amounts representing an increase in share value due to capital appreciation and shares acquired through the reinvestment of dividends or capital gains distributions. The CDSC schedule applicable to a Portfolio and the circumstances in which the CDSC is subject to waiver are set forth in each Portfolio’s Prospectus.

MORGAN STANLEY INSTITUTIONAL FUND TRUST

Schedule A

(updated as of May 12, 2015)

Portfolio	Class I	Class A	Class C	Class L	Class IS
FIXED INCOME PORTFOLIOS:
1. Core Fixed Income Portfolio	X	X	X	X
2. Core Plus Fixed Income Portfolio	X	X	X	X
3. Corporate Bond Portfolio	X	X	X	X
4. High Yield Portfolio	X	X	X	X	X
5. Limited Duration Portfolio	X	X	X	X
6. Strategic Income Portfolio	X	X	X	X	X
U.S. EQUITY PORTFOLIO:
7. Mid Cap Growth Portfolio	X	X	X	X	X
ASSET ALLOCATION PORTFOLIO:
8. Global Multi-Asset Income Portfolio	X	X	X	X	X
9. Global Strategist Portfolio	X	X	X	X	X